UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party Other Than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
RXO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

RXO, INC.
11215 North Community House Road
Charlotte, North Carolina 28277
Dear Fellow Stockholders:
On behalf of the Board of Directors of RXO, Inc., a Delaware corporation (“RXO,” the “Company,” “we,” “us” or “our”), we invite you to join us at a special meeting of stockholders of the Company, which will be held on December 5, 2024, at 7:30 a.m., Eastern Time (the “Special Meeting”). The Special Meeting will be held in a virtual meeting format only. You will be able to attend the Special Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RXO2024SM. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your proxy card. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.
On August 13, 2024, the Company completed the issuance and sale in a private placement (the “Private Placement”) of (i) an aggregate of 20,954,780 newly issued shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a purchase price of $20.21 per share and (ii) pre-funded warrants (the “Warrants”) to purchase an aggregate of 6,259,471 shares of Common Stock, at a purchase price of $20.20 per warrant, to MFN Partners, LP (“MFN”) and certain accounts managed by Orbis Investments (collectively, the “Investors”) in exchange for cash consideration in an aggregate amount of approximately $550.0 million, before deducting offering expenses. The Company used the net proceeds from the Private Placement to partially fund its acquisition of Coyote Logistics, which was completed on September 16, 2024.
Because the Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”), the Company is subject to the NYSE’s rules and regulations. At the Special Meeting, you will be asked to consider and vote on a proposal (the “Issuance Proposal”) to approve, in accordance with Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of the Common Stock upon exercise of certain of the Warrants to purchase 3,700,718 shares of Common Stock (the “Stockholder Approval Warrants”). If the Company obtains stockholder approval of the Issuance Proposal, the Stockholder Approval Warrants will be exercisable, subject to certain limitations, at any time at the holder’s option without any further approval from the Company’s stockholders. The exercise of the remaining Warrants to purchase 2,558,753 shares of Common Stock is not subject to stockholder approval and such Warrants are exercisable, subject to certain limitations, at any time at the holder’s option as described further herein.
Our Board of Directors believes that the Issuance Proposal is in the best interests of the Company and its stockholders and, therefore, recommends that you vote “FOR” the Issuance Proposal.
The proxy statement attached to this letter provides you with information about the Issuance Proposal and the Special Meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the U.S. Securities and Exchange Commission. See “Where You Can Find Additional Information” in the accompanying proxy statement.
Regardless of the number of shares of Common Stock you own, your vote is important. Whether or not you plan to attend the Special Meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. You may do so by completing, signing, dating, and returning the enclosed proxy card by mail, or you may submit your proxy by telephone or electronically through the Internet, as further described on the proxy card. We encourage you to vote by Internet or telephone. If your shares of Common Stock are held in an account at a broker, dealer, commercial bank, trust company, or other nominee, you should instruct such broker or other nominee how to vote in accordance with the voting instruction form furnished by such broker or other nominee.
Thank you for your cooperation and continued support.
Sincerely,

Brad Jacobs
Chairman of the Board
[•], 2024
THE ACCOMPANYING PROXY STATEMENT IS DATED [•], 2024 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [•], 2024.

©2024 RXO, Inc.

RXO, INC.
11215 North Community House Road
Charlotte, North Carolina 28277
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 5, 2024
To the Stockholders of RXO, Inc.:
Notice is hereby given that a special meeting (the “Special Meeting”) of stockholders of RXO, Inc. (the “Company”) will be held on December 5, 2024, at 7:30 a.m., Eastern Time via live webcast at www.virtualshareholdermeeting.com/RXO2024SM:
1.
To approve, pursuant to Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of shares of our common stock, par value $0.01 per share (the “Common Stock”), upon the exercise of certain of our pre-funded warrants (the “Stockholder Approval Warrants”) to purchase 3,700,718 shares of Common Stock that were issued in connection with the Company’s private placement in August 2024 (the “Issuance Proposal”); and

2.	To approve a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal” and, together with the Issuance Proposal, the “Proposals”).
The Board unanimously recommend that its stockholders vote “FOR” each of the Proposals.
Only stockholders of record of our Common Stock as of the close of business on October 23, 2024, the “Record Date,” are entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting. Only matters referred to in this notice of the Special Meeting, and those which are incidental and germane to such matters, may be discussed. Please note that if you held Common Stock on the Record Date in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted.
You will need to have the 16-digit number included on your proxy card to join the Special Meeting at www.virtualshareholdermeeting.com/RXO2024SM and to vote your shares during the Special Meeting or submit questions during the Special Meeting.
Even if you plan to attend the Special Meeting, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend. Most stockholders have a choice of voting on the Internet, by telephone or by mail. Please refer to your proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by Internet or telephone, you do not need to return your proxy card. If you sign, date, and return your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” the Issuance Proposal (and, if necessary and appropriate, the Adjournment Proposal). If your shares are held in an account at a broker, dealer, commercial bank, trust company, or other nominee, you should instruct such broker or other nominee how to vote in accordance with the voting instruction form furnished by such broker or other nominee.
Your vote is important. Whether or not you plan to attend the Special Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.
By Order of the Board of Directors,

Brad Jacobs
Chairman of the Board
Charlotte, North Carolina
[•], 2024

©2024 RXO, Inc.

References in this proxy statement to “RXO,” the “Company,” “we,” “us” or “our” refer to RXO, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to the “Board” refer to our Board of Directors.

©2024 RXO, Inc.

Proxy Statement Summary
This proxy statement sets forth information relating to the solicitation of proxies by the Board in connection with a special meeting of stockholders (the “Special Meeting”) or any adjournment or postponement of the Special Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.
Special Meeting of Stockholders
This proxy statement and form of proxy are first being mailed on or about [•], 2024, to our stockholders of record as of the close of business on October 23, 2024 (the “Record Date”).

Date and Time	Place	Record Date
Thursday, December 5, 2024 at 7:30 a.m. Eastern Time	Virtual Meeting Site: www.virtualshareholdermeeting.com/RXO2024SM	You can vote if you were a stockholder of record as of the close of business on October 23, 2024

Admission: You are invited to attend the Special Meeting. The Special Meeting will be a virtual meeting of stockholders. You will be able to attend the Special Meeting at www.virtualshareholdermeeting.com/RXO2024SM. You will need to provide the control number on your proxy card to access the Special Meeting.
Voting Matters and Board Recommendation
The Board is not aware of any matter that will be presented for a vote at the Special Meeting other than those shown below.

	Board Vote Recommendation	Page Reference (for more detail)
Proposal 1 Approve the Issuance Proposal to allow the issuance of Common Stock upon exercise of the Stockholder Approval Warrants	FOR	6
Proposal 2 Approve the Adjournment Proposal, if necessary, to adjourn or postpone the Special Meeting to solicit additional proxies	FOR	8

Only stockholders who held shares of our Common Stock as of the close of business on October 23, 2024, the “Record Date,” are entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting.
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company LLC (formerly American Stock Transfer & Trust Company, LLC) (“Equiniti”), you are considered a stockholder of record with respect to those shares. You will receive one proxy card for all the shares you hold through book-entry form with Equiniti.
If your shares are held in a bank or brokerage account or through another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted.
If you sign, date, and return your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” the Issuance Proposal and, if necessary and appropriate, the Adjournment Proposal.
For additional questions regarding the Issuance Proposal, assistance in submitting proxies or voting shares of our Common Stock, or to request additional copies of the proxy statement or the proxy card, please contact Investor Relations, RXO, Inc. by email at investors@rxo.com or send a written request to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.

1	©2024 RXO, Inc.

Questions and Answers About the Special Meeting
The following questions and answers address briefly some questions you may have regarding the Special Meeting and the Proposals (as defined below). These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at the Special Meeting in connection with the issuance of Common Stock upon exercise of the Stockholder Approval Warrants (as defined below).
On August 13, 2024, the Company completed the issuance and sale in a private placement (the “Private Placement”) of (i) an aggregate of 20,954,780 newly issued shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a purchase price of $20.21 per share and (ii) pre-funded warrants (the “Warrants”) to purchase an aggregate of 6,259,471 shares of Common Stock, at a purchase price of $20.20 per warrant, to MFN Partners, LP (“MFN”) and certain accounts managed by Orbis Investments (collectively, the “Investors”) in exchange for cash consideration in an aggregate amount of approximately $550.0 million, before deducting offering expenses. The Company used the net proceeds from the Private Placement to partially fund its acquisition of the technology-driven, asset light based truckload freight brokerage services business, as well as certain assets used to conduct haulage, dedicated transport and warehousing services in the United Kingdom, of United Parcel Service of America, Inc. (collectively, “Coyote Logistics”), which was completed on September 16, 2024 (the “Acquisition”).
Because the Company’s Common Stock is listed on New York Stock Exchange (the “NYSE”), the Company is subject to the NYSE’s rules and regulations. At the Special Meeting, you will be asked to consider and vote on a proposal (the “Issuance Proposal”) to approve, in accordance with Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of the Common Stock to the Investors upon exercise of certain of the Warrants to purchase 3,700,718 shares of Common Stock (the “Stockholder Approval Warrants”). If the Company obtains stockholder approval of the Issuance Proposal, the Stockholder Approval Warrants will be exercisable, subject to certain limitations, at any time at the holder’s option without any further approval from the Company’s stockholders. The exercise of the remaining Warrants to purchase 2,558,753 shares of Common Stock is not subject to stockholder approval and such Warrants are exercisable, subject to certain limitations, at any time at the holder’s option as described further herein.
The holders of the Stockholder Approval Warrants will be unable to exercise the Stockholder Approval Warrants unless and until the Issuance Proposal is approved by our stockholders.
At the Special Meeting, in accordance with Section 312.03 of the NYSE Listed Company Manual, you will be asked to consider and vote to approve the Issuance Proposal.
Our Board believes that the Issuance Proposal is in the best interests of the Company and its stockholders and, therefore, recommends that you vote “FOR” the Issuance Proposal.
What items of business will be voted on at the Special Meeting?
We expect that the business presented for a vote at the Special Meeting will be as follows:
▪	To approve, pursuant to Section 312.03 of the NYSE Listed Company Manual, the Issuance Proposal; and
▪	To approve a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal” and, together with the Issuance Proposal, the “Proposals”).
Where and when is the Special Meeting?
The Special Meeting will be held on December 5, 2024 at 7:30 a.m., Eastern Time via live webcast at www.virtualshareholdermeeting.com/RXO2024SM. The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting in person, but you will have the same opportunities to participate in the virtual meeting format as you would at an in-person meeting.

2	©2024 RXO, Inc.

Who can attend and vote at the Special Meeting?
You are entitled to receive notice of and to virtually attend and vote at the Special Meeting, or any postponement or adjournment thereof, if, as of the close of business on October 23, 2024, the Record Date, you were a holder of record of our Common Stock.
As of the Record Date, there were [•] outstanding shares of our Common Stock, each of which is entitled to one vote on each matter to come before the Special Meeting. As of the Record Date, the Investors and their respective affiliates collectively owned [•] shares of our Common Stock, each of which is entitled to one vote on each matter to come before the Special Meeting.
How can I attend the virtual Special Meeting?
If you were a stockholder of record as of the Record Date, to be admitted to the Special Meeting at www.virtualshareholdermeeting.com/RXO2024SM, and to vote your shares during the Special Meeting or submit questions during the Special Meeting, you must enter the control number found on your proxy card or voting instruction form you previously received. Stockholders of record may vote during the Special Meeting by following the instructions available on the meeting website during the Special Meeting.
What if I have trouble accessing the Special Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. You should ensure you have a strong Internet connection wherever you intend to participate in the Special Meeting. We encourage you to access the meeting prior to the start time. If you encounter any technical difficulties logging onto www.virtualshareholdermeeting.com/RXO2024SM or during the meeting, there will be a toll-free number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.
How many shares must be present to conduct business at the Special Meeting?
A quorum is necessary to hold a valid meeting of stockholders. Pursuant to the Company’s bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary for each of the Proposals to be presented at the Special Meeting. If you vote—including by Internet, telephone or proxy card—your shares voted will be counted towards the quorum for the Special Meeting. Abstentions are counted as present for the purpose of determining a quorum; broker non-votes are not counted for the purpose of determining the presence of a quorum at the Special Meeting as the Proposals to be considered would not be considered routine by the NYSE.
What are my voting choices?
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any Proposal to be voted on at the Special Meeting. Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matters that properly come before the Special Meeting. If you return your proxy card and “ABSTAIN” from voting, it will have the same effect as a vote against the Issuance Proposal and the Adjournment Proposal.
What vote is required to approve the Proposals?
The Issuance Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. Under applicable NYSE rules, abstentions are counted as present for purposes of determining a quorum and are also counted as shares voted with respect to such proposal, and therefore, if you return your proxy card and “ABSTAIN” from voting, it will have the same effect as a vote against the Issuance Proposal. The Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting.
How many shares of Common Stock are issuable upon exercise of the Stockholder Approval Warrants?
Upon exercise of the Stockholder Approval Warrants, the Company would issue approximately 3,700,718 shares of Common Stock, representing approximately [•]% of the total outstanding shares of Common Stock as of the Record Date, assuming the exercise price is paid in cash.
What will happen if the Issuance Proposal is not approved?
If the Issuance Proposal is not approved, the holders of the Stockholder Approval Warrants will not be able to exercise such Warrants and the Company must call a meeting every three months thereafter to seek stockholder approval until the earlier of the date stockholder approval is obtained or the Stockholder Approval Warrants are no longer outstanding.

3	©2024 RXO, Inc.

How does the Company’s Board recommend that I vote?
Our Board unanimously recommends that our stockholders vote “FOR” the Issuance Proposal and “FOR” the Adjournment Proposal.
What do I need to do now?
We urge you to read this proxy statement carefully and to consider how approving the Proposals affect you. Then simply mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting of our stockholders. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card. If you vote by Internet or telephone, you do not need to return your proxy card.
What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?
If you fail to sign, date, and return your proxy card or fail to vote by telephone or Internet as provided on your proxy card, your shares will not be counted towards establishing a quorum for the Special Meeting, which requires holders representing a majority of the outstanding shares of our Common Stock to be present in person or by proxy. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the approval of each of the Proposals.
If my shares are held in “street name” by my broker, dealer, commercial bank, trust company, or other nominee, will such broker or other nominee vote my shares for me?
You should instruct your broker or other nominee on how to vote your shares using the instructions provided by such broker or other nominee. Absent specific voting instructions, brokers or other nominees who hold shares of Common Stock in “street name” for customers are prevented by the NYSE Rules from exercising voting discretion in respect of non-routine or contested matters. The Company expects that when the NYSE evaluates the Proposals to be voted on at the Special Meeting to determine whether each Proposal is a routine or non-routine matter, the Proposals would not be considered routine. Shares not voted by a broker or other nominee because such broker or other nominee does not have instructions or cannot exercise discretionary voting power with respect to one or more Proposals are referred to as “broker non-votes”. Such broker non-votes may not be counted for the purpose of determining the presence of a quorum at the Special Meeting in the absence of a routine proposal. Therefore, it is important that you instruct your broker or other nominee on how to vote your shares of Common Stock held in “street name” in accordance with the voting instructions provided by such broker or other nominee.
How do I vote?
If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Equiniti Trust Company LLC (formerly American Stock Transfer & Trust Company, LLC), and not through a broker, bank, or other nominee that holds shares for your account in “street name”), you may vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on December 4, 2024. Please see the proxy card provided to you for instructions on how to submit your proxy by telephone or the Internet. Stockholders of record who attend the Special Meeting may vote by logging into the virtual meeting at www.virtualshareholdermeeting.com/RXO2024SM. We encourage you to log on 15 minutes prior to the start of the Special Meeting.
If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares.
Can I change my vote after I have mailed my proxy card?
Yes. Whether you attend the Special Meeting or not, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If you are a holder of record, your proxy may be revoked in writing to the Company’s Corporate Secretary, at or before taking of the vote at the Special Meeting. A written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, will be treated as the final vote.
Holders of record may also revoke their proxies by attending the Special Meeting and voting during the live webcast at www.virtualshareholdermeeting.com/RXO2024SM, although attendance at the Special Meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277. Any written notice of revocation must be received at such address by 11:59 p.m., Eastern Time, on December 4, 2024.
If you hold your shares in “street name” through a broker, dealer, commercial bank, trust company, or other nominee, you should follow the instructions of such broker or other nominee regarding revocation of proxies.

4	©2024 RXO, Inc.

Where can I find the results of the voting?
We intend to announce preliminary voting results at the Special Meeting and will publish final results on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting. The Current Report on Form 8-K will also be available on our website at investors.rxo.com.
May I obtain a list of stockholders entitled to attend and vote at the Special Meeting?
Yes. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Special Meeting for a period of 10 days prior to the Special Meeting and electronically during the Special Meeting at www.virtualshareholdermeeting.com/RXO2024SM.
Who will pay for the cost of soliciting proxies?
The Company is paying the costs of the solicitation of proxies. The Company may also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies on the Company’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this proxy statement for further information.
What is “householding” and how does it affect me?
In cases where multiple company stockholders share the same address, and the shares are held through a bank, broker, or other holder of record in a street-name account, only one copy of our proxy materials will be delivered to that address unless a stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by sending a written request to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277, or by contacting Investor Relations by email at investors@rxo.com. The voting instruction form sent to a street-name stockholder should provide information on how to request a separate copy of future materials for each company stockholder at that address, if that is your preference. Similarly, if you currently receive separate copies of our proxy materials but wish to participate in householding, please contact us through the method described above.
Can I obtain an electronic copy of proxy material?
Yes, this proxy statement, the accompanying notice of Special Meeting and the proxy card are available at www.proxyvote.com or investors.rxo.com.
What happens if the Special Meeting is adjourned or postponed?
Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Special Meeting, by the Chairman of the Board, the Chief Executive Officer or such other person as may be designated chairman of the Special Meeting, whether or not a quorum exists. Any signed proxies received by the Company will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their use.
Am I entitled to any dissenters’ rights or appraisal rights with respect to the Proposals?
No. Our stockholders are not entitled to dissenters’ rights or appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) for the matters being submitted to stockholders at the Special Meeting, and the Company will not independently provide stockholders with any such right.
Who can help answer my other questions?
If you have more questions about the Proposals or voting, you should contact Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277, or Investor Relations at investors@rxo.com.

5	©2024 RXO, Inc.

Proposal 1—Issuance Proposal
Background
On August 13, 2024, the Company completed the Private Placement of (i) an aggregate of 20,954,780 newly issued shares of Common Stock, at a purchase price of $20.21 per share (the “Shares”) and (ii) Warrants to purchase an aggregate of 6,259,471 shares of Common Stock (the “Warrant Shares”), at a purchase price of $20.20 per warrant, to the Investors in exchange for cash consideration in an aggregate amount of approximately $550.0 million, before deducting offering expenses. The Company used the net proceeds from the Private Placement to partially fund the Acquisition.
The Warrants are exercisable at any time, subject to certain conditions described below, at an exercise price of $0.01 per share (as adjusted from time to time pursuant to the terms of the Warrants). The exercise of (i) Warrants to purchase 3,700,718 shares of Common Stock, which we also refer to as the Stockholder Approval Warrants, is subject to the receipt of the stockholder approval described in this proxy statement (the “Stockholder Approval Condition”), and (ii) Warrants to purchase 4,577,327 shares of Common Stock (which includes Stockholder Approval Warrants to purchase 2,018,574 shares of Common Stock) is subject to a condition that the holder of the Warrants, following the exercise of the Warrants, would not beneficially own, together with any attribution parties, in excess of 19.9% of the Company (the “Beneficial Ownership Limitation”). Holders of the Warrants are not entitled to any rights of a stockholder of the Company, including the right to vote or consent with respect to any matter, prior to exercising their Warrants; however, holders of Warrants will be entitled to receive pro rata distributions on Common Stock, subject, for applicable Warrants, to the Stockholder Approval Condition and Beneficial Ownership Limitation.
Reason for Request for Stockholder Approval
Because the Company’s Common Stock is listed on the NYSE, the Company is subject to the NYSE’s rules and regulations. Section 312.03 of the NYSE Listed Company Manual (“NYSE Rule 312.03”) requires us, subject to certain exceptions, to obtain stockholder approval prior to the issuance of shares of our Common Stock if, among other things, (i) the Common Stock issued will have voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or (ii) the number of shares of Common Stock will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance.
Due to NYSE Rule 312.03, the holders of the Stockholder Approval Warrants are unable to exercise such Warrants unless and until stockholder approval is obtained. If the Company obtains stockholder approval, the Stockholder Approval Warrants will be exercisable, subject to certain limitations, at any time at the holder’s option without any further approval from the Company’s stockholders. The exercise of the remaining Warrants to purchase 2,558,753 shares of Common Stock is not subject to stockholder approval and such Warrants are exercisable, subject to certain limitations, at any time at the holder’s option as described above.
At the Special Meeting, in accordance with NYSE Rule 312.03, you will be asked to consider and vote to approve the Issuance Proposal. Immediately prior to the issuance of the Warrants and shares of Common Stock in connection with the Private Placement, the Investors and their respective affiliates collectively beneficially owned approximately 29% of the Company’s outstanding Common Stock.
Required Vote
The Issuance Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote. Under applicable NYSE Rules, abstentions are counted as present for purposes of determining a quorum and are also counted as shares voted with respect to such proposal, and therefore, if you return your proxy card and “ABSTAIN” from voting, it will have the same effect as a vote against the Issuance Proposal.
Effect of Vote in Favor of the Issuance Proposal
A vote in favor of the Issuance Proposal is a vote in favor of approving, for purposes of the rules of the NYSE, the issuance of the shares underlying the Stockholder Approval Warrants.
Approval of the Issuance Proposal will not affect the rights or privileges of current holders of outstanding shares of Common Stock but such issuance will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. If the Issuance Proposal is approved, the Investors will have the ability to acquire up to an additional 3,700,718 shares of Common Stock by exercising the Stockholder Approval Warrants, which represent approximately [•]% of the total outstanding shares of Common Stock as of the Record Date, assuming the exercise price is paid in cash. If the Issuance Proposal is approved and assuming all of the Warrants issued in the Private Placement are exercised solely for cash, the Investors would have held, as of the Record Date, [•]% of the voting power of the Company.

6	©2024 RXO, Inc.

Effect of Not Obtaining Required Vote for Approval of the Issuance Proposal
Pursuant to the Purchase Agreements (as defined below), if the Company does not obtain approval of the Issuance Proposal at the first meeting of stockholders, the Company must call a meeting every three months thereafter to seek approval of the Issuance Proposal until the earlier of the date approval is obtained or the Stockholder Approval Warrants are no longer outstanding.
Interests of Certain Persons
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Issuance Proposal except to the extent of their ownership of shares of our Common Stock.
The Company has the following arrangements with the Investors:
Purchase Agreements
The Company entered into purchase agreements, each dated as of August 12, 2024, with the Investors (collectively, the “Purchase Agreements”), pursuant to which the Company consummated the Private Placement. The Purchase Agreements contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties.
Pursuant to the terms of the Purchase Agreements, we agreed to hold a special meeting of stockholders to obtain stockholder approval of the issuance of the shares underlying the Stockholder Approval Warrants pursuant to the applicable rules and regulations of the NYSE (the “Stockholder Approval”), at the earliest practicable date, but in no event later than December 31, 2024. If we do not obtain Stockholder Approval at the first meeting, we have agreed to call a special meeting every three months thereafter to seek the Stockholder Approval until the earlier of the date the Stockholder Approval is obtained or the Stockholder Approval Warrants are no longer outstanding.
Under the terms of the Purchase Agreements, the Investors agreed to a lock-up with respect to the securities purchased pursuant to the Purchase Agreements for a period of 120 days. In addition, the Purchase Agreements provide certain registration rights, pursuant to which we have agreed to register the resale of the Shares and the Warrant Shares. We are required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the Investors of their Shares and the Warrant Shares within 90 days following the closing of the Private Placement.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

7	©2024 RXO, Inc.

Proposal 2—Adjournment Proposal
The Company’s stockholders are being asked to consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.
If the Company stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of the Issuance Proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
Required Vote
The Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote. Under applicable NYSE Rules, abstentions are counted as present for purposes of determining a quorum and are also counted as shares voted with respect to such proposal, and therefore, if you return your proxy card and “ABSTAIN” from voting, it will have the same effect as a vote against the Adjournment Proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

8	©2024 RXO, Inc.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information concerning the beneficial ownership of our voting securities as of September 30, 2024 by: (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each named executive officer (“NEO”), and (iv) all executive officers and directors as a group.
Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held solely by the beneficial owner, and which are exercisable or convertible within 60 days, have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(1)
Beneficial Ownership of 5% or more:
Orbis Investment Management Limited(2)	30,243,374	18.81%
MFN Partners, LP(3)	27,577,666	17.15%
BlackRock, Inc.(4)	18,476,303	11.49%
The Vanguard Group(5)	13,248,506	8.24%

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Restricted Stock Units (RSUs)	Deferred RSUs	Percentage of Common Stock Outstanding(1)
Directors:
Brad Jacobs(6)	1,724,642	1,182,540	—	1.07%
Michelle Nettles	13,385	8,045	—	*
Mary Kissel	19,347	8,045	—	*
Christine Breves	18,485	8,045	—	*
Troy Cooper	262,980	4,119	—	*
Adrian Kingshott	73,742	8,045	126,260	*
Stephen Renna	15,085	8,045	—	*
Thomas Szlosek	13,034	8,045	11,537	*
NEOs:
Drew Wilkerson+	142,512(7)	604,070(7)	—	*
Jamie Harris	47,867	275,024	—	*
Jeffrey Firestone	42,509	162,071	—	*
Current Directors and Executive Officers as a Group (11 persons)	2,373,588(7)	2,276,094(7)	137,797	1.48%

*	less than 1%
+	Director and Executive Officer
(1)
Represents percentage of common stock outstanding for the shares of Common Stock beneficially owned by such person. For purposes of this column, the number of shares of the class outstanding for each person reflects the sum of: (i) 160,789,620 shares of our Common Stock that were outstanding as of September 30, 2024, and (ii) the number of RSUs held by such person, if any, that are or will become vested within 60 days of September 30, 2024.

(2)
Based on the Schedule 13G filed on September 10, 2024 by Orbis Investment Management Limited (“OIML”), Orbis Investment Management (U.S.), L.P. (“OIMUS”) and Allan Gray Australia Pty Limited (“AGAPL”), which reported that, as of August 31, 2024, OIML beneficially owned 29,469,462 shares of our Common Stock, OIMUS beneficially owned 745,935

9	©2024 RXO, Inc.

shares of our Common Stock and AGAPL beneficially owned 27,977 shares of our Common Stock. These entities have sole voting and sole dispositive power over such shares of our Common Stock. The address of the principal business office of OIML is Orbis House, 25 Front Street, Hamilton, Bermuda HM11. The address of the principal business office of OIMUS is One Letterman Drive, Building C, Suite CM-100, The Presidio of San Francisco, San Francisco, CA 94129, USA. The address of the principal business office of AGAPL is Level 2, Challis House, 4-10 Martin Place, Sydney NSW2000, Australia.
(3)
Based on the Schedule 13G filed on August 14, 2024 by (i) MFN Partners, LP (the “MFN Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the MFN Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the MFN Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (each, a “Reporting Person” and collectively, the “Reporting Persons”), which reported that, as of August 12, 2024 the Reporting Persons collectively owned 27,577,666 shares of our Common Stock with shared voting power and shared dispositive power. The address of the principal business office of each of the MFN Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(4)
Based on the Schedule 13G/A filed on January 22, 2024 by BlackRock, Inc., which reported that, as of January 22, 2024, BlackRock, Inc. beneficially owned 18,476,303 shares of our Common Stock, with sole voting power over 18,288,767 shares of our Common Stock and sole dispositive power over 18,476,303 shares of our Common Stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based on the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, which reported that, as of February 13, 2024, The Vanguard Group beneficially owned 13,248,506 shares of our Common Stock with shared voting power over 197,697 shares of our Common Stock, sole dispositive power over 12,928,201 shares of our Common Stock and shared dispositive power over 320,305 shares of our Common Stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Mr. Jacobs has indirect beneficial ownership of 1,300,701 shares of our Common Stock beneficially owned by Jacobs Private Equity, LLC (“JPE”) as a result of being JPE’s managing member. Mr. Jacobs also directly owns 423,941 shares of our Common Stock.

(7)	Includes 1,566 RSUs that are or will become vested within 60 days of September 30, 2024.

10	©2024 RXO, Inc.

Other Matters
No business other than that set forth in the attached notice of Special Meeting is expected to come before the Special Meeting. However, should any other matters requiring a vote of stockholders arise, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.
Proxy Solicitation and Costs
It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the NYSE schedule of charges.
The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation material that the Company may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers and employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials to its website at www.rxo.com.
Stockholder Proposals and Nominations for Annual Meeting
If you would like to include a proposal for stockholder consideration in the proxy statement for our next annual meeting of stockholders or otherwise bring business before our annual meeting of stockholders, you must send notice to Company at Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Stockholders who wish to present a proposal in accordance with the SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our next annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 10, 2024. If the date of our next annual meeting is either before April 20, 2024 or after July 19, 2025, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
If a stockholder wishes to present a proposal or nominate a director at our next annual meeting other than a matter brought pursuant to SEC Rule 14a-8 for inclusion in our proxy statement, the stockholder must give our Corporate Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our bylaws dealing with stockholder proposals and nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than December 10, 2024 and no earlier than November 10, 2024; provided, however, that if we elect to hold the annual meeting either before April 20, 2024 or after July 19, 2025, notice will be timely if delivered not earlier than 120 days prior to the annual meeting or later than the later of (a) 90 days prior to the annual meeting or (b) the tenth day following the day on which public announcement of the annual meeting date is made. Your notice must set forth the information required by our bylaws with respect to each proposal that the eligible stockholder or stockholders intend to present at our next annual meeting and must otherwise be in compliance with our bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary for a copy of our bylaws.

11	©2024 RXO, Inc.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at investors.rxo.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede information in this proxy statement. In all cases, you should rely on the later information over different information included in this proxy statement. The following documents have been filed by us with the SEC and are incorporated by reference into this proxy statement:
▪	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on February 13, 2024);
▪	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 (filed on May 7, 2024) and June 30, 2024 (filed on August 7, 2024); and
▪
our Current Reports on Form 8-K filed on April 2, 2024, April 11, 2024, May 20, 2024, June 14, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 24, 2024 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), August 2, 2024, August 7, 2024, August 9, 2024, August 12, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), September 9, 2024, September 11, 2024, September 16, 2024 (excluding the information disclosed pursuant to Items 7.01 and 9.01 and Exhibit 99.1 thereto) and September 25, 2024.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting will be deemed to be incorporated by reference into this proxy statement and to be part of this proxy statement from the date of filing of such reports and documents.
You should not assume that the information in this proxy statement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in or omitted from this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this proxy statement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
RXO, Inc.
Attention: Chief Legal Officer
11215 North Community House Road
Charlotte, North Carolina 28277
(980) 308-6058

12	©2024 RXO, Inc.

Additional Information
Householding
In cases where multiple company stockholders share the same address, and the shares are held through a bank, broker, or other holder of record in a street-name account, only one copy of our proxy materials will be delivered to that address unless a stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by sending a written request to Jeffrey Firestone, Corporate Secretary, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277, or by contacting Investor Relations by email at investors@rxo.com. The voting instruction form sent to a street-name stockholder should provide information on how to request a separate copy of future materials for each company stockholder at that address, if that is your preference. Similarly, if you currently receive separate copies of our proxy materials but wish to participate in householding, please contact us through the method described above.
Availability of Annual Report and Proxy Statement
Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (not including exhibits and documents incorporated by reference unless such exhibits are specifically incorporated by reference into the proxy statement) or this proxy statement are available without charge to stockholders upon written request to the Company at Investor Relations, RXO, Inc., 11215 North Community House Road, Charlotte, North Carolina 28277 or by email at investors@rxo.com.
A Note About our Website
Although we include references to our website, www.rxo.com, and certain additional third-party websites, throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

13	©2024 RXO, Inc.

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

RXO, Inc.
11215 NORTH COMMUNITY HOUSE ROAD
CHARLOTTE, NC 28277

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time December 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RXO2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time December 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58623-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

RXO, Inc.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve, pursuant to Section 312.03 of the NYSE Listed Company Manual, the issuance of RXO, Inc. common stock upon the exercise of certain of its pre-funded warrants to purchase 3,700,718 shares of its common stock.	☐	☐	☐
2. To adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V58624-TBD

RXO, Inc.
SPECIAL MEETING OF STOCKHOLDERS
December 5, 2024 at 7:30 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Drew Wilkerson and Jeffrey Firestone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RXO, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 7:30 AM Eastern Time on December 5, 2024, at www.virtualshareholdermeeting.com/RXO2024SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE